EXHIBIT 4.4
SUBSCRIPTION AGREEMENT
February 9, 2007

To:	The Board of Directors Consolidation Services, Inc. 2756 N. Green Valley Parkway, Suite 225 Henderson, NV 89014
     1. Subject to the terms and conditions hereinafter set forth, the undersigned, with an address set forth on the signature page attached hereto (the “Purchaser”), hereby subscribes for and purchases the number of shares (the “Shares”) of common stock, par value $.001 per share (“Common Stock”) set forth on the signature page hereof of Consolidation Services, Inc. (the “Company”), a Delaware corporation, with offices 2756 N. Green Valley Parkway, Suite 225, Henderson, NV 89014. The Company is offering up to 1,000,000 shares at a purchase price of $0.05 per Share or an aggregate of $50,000.
     2. In addition, for each share of Common Stock purchased, the Purchaser shall receive a Class A Common Stock Purchase Warrant to purchase one share of Common Stock at $3.00 per share, subject to temporary reduction by the Company. The Class A Warrants shall be exercisable until December 31, 2009, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice. Upon exercise of a Class A Warrant, a holder will receive in addition to one share of Common Stock, a Class B Common Stock Purchase Warrant to purchase one share of Common Stock at $6.00 per share, subject to temporary reduction by the Company. The Class B Warrants shall be exercisable until December 31, 2011, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice. Upon exercise of a Class B Warrant, a holder will receive in addition to one share of Common Stock, a Class C Common Stock Purchase Warrant to purchase one share of Common Stock at $12.00 per share, subject to temporary reduction by the Company. The Class C Warrants shall be exercisable until December 31, 2013, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice.
     3. Upon acceptance of this Agreement by the Company, it will issue and sell to the Purchaser the number of Shares and Warrants subscribed for at a price of $.05 per Share. The purchase price for the Shares is payable upon execution of this Agreement in United States Dollars either by bank cashier’s check, wire transfer payable to the order of the Company, or as otherwise determined by the Company’s Board of Directors. Such purchase price shall be payable against delivery of Common Stock and Warrant certificates in definitive form which shall be registered in the Purchaser’s name as set forth on the signature page hereof.

     4. The Purchaser hereby represents that the Purchaser has been furnished by the Company with all information regarding the Company and this offering (the “Offering”) which the Purchaser had requested or desired to know, including the Company’s Executive Summary attached hereto for the purpose of evaluating the merits and risks of the purchase of the Shares. The Company has also provided the Purchaser with an opportunity to meet and confer with its principals regarding all aspects of the Company’s business.
     5. The Purchaser is aware that:
          (a) An investment in the Shares to be sold hereby involves a high degree of risk and restricted transferability. Accordingly, the Purchaser acknowledges that the Purchaser can afford a loss of the Purchaser’s entire investment. Neither the United States Securities and Exchange Commission (“SEC”), nor any state agency nor any other agency or authority outside the United States has passed upon the adequacy or accuracy of this offering or made any finding or determination as to the fairness of this investment. Any representation to the contrary is a criminal offense.
          (b) The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or the laws or regulations of any jurisdiction outside the United States. The Shares will be offered and sold in reliance on exemptions from the registration requirements of these laws, including, but not limited to, Section 4(2) of the Securities Act and Rule 505 of Regulation D promulgated by the SEC thereunder.
          (c) An investment in the Company depends on the Purchaser’s particular circumstances. No information concerning the Company other than that disclosed herein has been provided to the Purchaser. The Purchaser is cautioned not to construe this Subscription Agreement, or any prior or subsequent communications as constituting legal advice. The Company and its officers, directors, employees and representatives make no representations or warranties with respect to the Company except as specifically set forth herein.
          (d) This Subscription Agreement does not constitute an offer to sell the Shares to or a solicitation of an offer to buy the Shares from anyone in any state or in any other jurisdiction in which an offer or solicitation is not authorized.
               No other offering literature or advertising in any form is being employed in the sale and purchase of the Shares except for this Subscription Agreement. No person is authorized to give any information or to make any representation not contained in the Subscription Agreement. Any representation not contained herein must not be relied upon as having been authorized by the Company or its officers. This Subscription Agreement is confidential, and any distribution or reproduction of it, in whole or in part, or the divulgence of any of its contents, without the prior written consent of the Company, is prohibited.

          (f) (i) The Purchaser must bear the economic risk of investment in the Company for an indefinite period of time since the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Company to such effect is obtained; (ii) the Company will place a legend on the certificate(s) evidencing the Common Stock stating that they have not been registered under the Securities Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of either an effective registration statement or an available exemption from the registration provisions of the Securities Act; (iii) the Company will instruct its transfer agent to make a notation in its records with respect to the restrictions on the sale, transfer or disposition of the Shares; and (iv) this investment in the Company would not likely be a fully liquid investment even after registration.
          (g) This subscription is and shall be irrevocable, but the Purchaser’s obligations hereunder will terminate if this subscription is not accepted by the Company pursuant to the terms contained herein. The Company may reject this Subscription Agreement for any reason or no reason, at its sole discretion.
     6. The Purchaser represents and warrants to the Company that:
          (a) The Purchaser has sufficient available financial resources to provide adequately for the Purchaser’s current needs, including all possible contingencies, and can bear the economic risk of a complete loss of the Purchaser’s investment hereunder without materially affecting the Purchaser’s financial condition.
          (b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision. The Purchaser acknowledges that the Purchaser also has significant prior investment experience, and that the Purchaser recognizes the highly speculative nature of this investment.
          (c) The Purchaser is familiar with the financial condition and prospects of the Company’s business has been furnished any materials relating to the Company and its activities, the sale and purchase of the Shares or anything set forth in this Subscription Agreement which the Purchaser has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Agreement.
          (d) The Company, its officers, directors and employees, have answered all inquiries that the Purchaser has put to them concerning the Company and its activities and the purchase and sale of the Shares.

          (e) The Purchaser has not been furnished any offering literature other than the Offering Documents, and the Purchaser has relied only on the information contained herein and therein and in the information furnished or made available to the Purchaser by the Company as described in subparagraphs (c) and (d) above.
     Furthermore, as set forth above, no representations or warranties have been made to the Purchaser, or to the Purchaser’s advisers, by the Company, or its officers, directors, employees or representatives with respect to the business of the Company, the financial condition of the Company, and/or the economic, tax, or any other aspects or consequences of a purchase of Shares, and the Purchaser has not relied upon any information concerning this sale and purchase of the Shares, written or oral, other than contained in this Agreement or provided by the Company upon request.
          (f) The Purchaser is relying upon the Purchaser’s own counsel, accountant, business advisor(s) and/or others, concerning legal, tax, business and related aspects of the Purchaser’s subscription hereunder and the Purchaser’s investment in the Company.
          (g) The Purchaser is acquiring the Shares for which the Purchaser hereby subscribes for the Purchaser’s own account, as principal, for investment purposes only, and no other person has a direct or indirect beneficial interest in the Shares. The Purchaser agrees that the Purchaser will not sell, transfer or otherwise dispose of any of the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.
          (h) The Purchaser is not directly or indirectly in any way affiliated with any entity that is a competitor of the Company, exclusive of an equity ownership of not more than 2% in any publicly owned corporation.
          (i) All of the information which the Purchaser has furnished to the Company with respect to the Purchaser’s financial position and business experience and all representations provided by the Purchaser are correct and complete as of the date of this Agreement.
          (j) The Purchaser is authorized and qualified to become a shareholder in, and authorized to make its investment in, the Company and any person signing this Agreement on behalf of the Purchaser has been authorized to do so.
          (k) The Purchaser understands that the Shares have not been registered under the Securities Act and that the issuance of the securities is being effectuated pursuant to an exemption from the registration requirements under the Securities Act, in accordance with Regulation D, and that reliance on such exemption is based, in part, upon the information being supplied hereunder by the Purchaser.
          (l) All the information which the Purchaser has furnished the Company with respect to Purchaser’s financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the consummation of the Purchaser’s investment in the Company, the Purchaser will immediately furnish such revised or corrected information to the Company.
     7. The representations and warranties of the Purchaser and the Company contained herein shall survive the delivery of this Agreement, the receipt of payment for the Shares by the Company and the issuance and delivery of the Shares. The Purchaser, on the one hand, and the Company , on the other, agree to hold each other and their respective directors, officers, employees, agents, trustees, counsel and controlling persons (and their respective heirs, representatives, successors and assigns) harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any breach by either the Purchaser or the Company of any such representations and warranties, or as a result of any violation of any securities laws.
     8. The Company hereby makes the following representations, warranties and covenants to the Purchaser, each of which is true and correct as of the date hereof:
          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and to consummate all of the transactions contemplated by this Agreement. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company.
          (b) The authorized capital stock of the Company consists of 220,000,000 shares, each with a $.001 par value. Two hundred million (200,000,000) shares are designated as Common Stock and twenty million (20,000,000) shares are designated as Preferred Stock. As of the date hereof, the issued and outstanding capital stock of the Company consists of 9,000,000 shares of Common Stock and 9,000,000 Class A Warrants; and no shares of Preferred Stock. All of the issued and outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. The outstanding Common Stock is held in three equal amounts of 3,000,000 Shares by each of the Company’s three founders and officers and their affiliates: Dr. Johnny Thomas, Chairman of the Board, CEO and President; John Francis, V.P., CFO and Director; and Helen Thomas, Secretary, Treasurer and Director.
          (c) The Board of Directors of the Company has approved the terms of this Agreement and authorized its execution, delivery and performance.
          (d) The Company is not in violation or material default under, nor will its execution, delivery and performance of this Agreement result in a material violation of, or constitute a material default under, its Certificate of Incorporation or By-Laws, as amended, or any instrument of indebtedness, mortgage or security agreement, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound.
          (e) There are no pending or threatened legal or governmental proceedings to which the Company is a party which have not been disclosed, which could materially and adversely affect the business, property, financial condition or operations of the Company.
          (f) The Shares of Common Stock have been duly and validly authorized and, when issued and paid for in accordance with the terms of this Agreement, all such securities will be fully paid and nonassessable.
          (g) This Agreement is a legal, valid and binding agreement of the Company enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by equitable principles.
          (h) With respect to the Company, this Agreement and the Offering Documents do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.
     9. The Purchaser agrees that the Purchaser cannot cancel, terminate or revoke this Agreement or any of the Purchaser’s agreements hereunder and that this Agreement is not transferable or assignable by the Purchaser; provided, however, the obligation hereunder will terminate if this subscription is not accepted by the Company pursuant to the terms contained herein.
     10. The use of the proceeds to be realized by the Company in the Offering will be for working capital purposes including, but not limited to, organizational expenses and legal and accounting fees.
     11. Miscellaneous.
          (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand, against written receipt, sent by overnight courier service or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Purchaser at the Purchaser’s address set forth below and to the Company at its address set forth above. Notices shall be deemed given on the date of receipt or, if mailed, five business days after mailing, except notices of change of address, which shall be deemed given when received.
          (b) Notwithstanding the place where this Agreement may be executed by the Purchaser or the Company, the parties agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.
          (c) This Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and may be amended only by a writing executed by each of them.
          (d) If the Purchaser is more than one person, the obligations of the Purchaser shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by, and be binding upon each such person and such person’s heirs, executors, administrators, successors and assigns. This Agreement shall be binding upon and inure to the benefit of each of the Purchaser and the Company and their respective heirs, legal representatives, successors and assigns.
          (e) The Purchaser and the Company each hereby submit to the exclusive jurisdiction of the courts of the State of Nevada located in Clark County, Nevada, and of the federal courts located in Clark County, Nevada with respect to any action or legal proceeding commenced by either of them with respect to this Agreement or to the Shares. Each of them irrevocably waives any objection they now have or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above or below or at such other address as either of them shall furnish in writing to the other.
          (f) THE PURCHASER AND THE COMPANY EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, FRAUD OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR TO THE SHARES.
          (g) In order to discourage frivolous claims, should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses and costs.
          (h) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          (i) The waiver by either the Purchaser or the Company of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach of any provision of this Agreement.

          (j) The Purchaser and the Company agree to execute and deliver all further documents, agreements and instruments and to take such other further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.
          (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Purchaser has signed this Subscription Agreement as of the date indicated below.
Number of Shares and an equal number of Warrants
subscribed for:                          .
At $.05 per share.
Amount of check enclosed: $                         .
Dated                          , 2007

Signature of Investor	(Name of Investor — Please Print)

Social Security Number
of Investor

Address of Investor

Signature of Investor	(Name of Investor -Please Print)

Social Security Number
of Investor

Address of Investor
Note: If two investors are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):
                JT TEN: As joint tenants with right of survivorship and not as tenants in common.
                TEN COM: As tenants in common.
                TEN ENT: As tenants by the entireties.

Accepted:
Dated: _______ __, 2007

CONSOLIDATION SERVICES, INC.
By:
Johnny R. Thomas, CEO

SPECIAL EXECUTION PAGE FOR SUBSCRIPTION BY AN ENTITY
(Not applicable to subscriptions by individuals)
     IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence its subscription for securities of Consolidation Services, Inc., on this        day of                         , 2007.
Amount of Commitment
     $                for                 Shares and an equal number of Warrants, at $.05 per share

TRUST —	(Include copy of trust agreement)

CORPORATION —	(Attach certified corporate resolution authorizing signature and a copy of the articles of incorporation)

PARTNERSHIP —	(Attach a copy of the partnership agreement)
(Please print the following information exactly as you wish it to appear on the Company records.)

(Name of Subscriber)

(Address)

(Tax Identification Number)	(Telephone)
     The undersigned trustee, partner or corporate officer certifies that she/he has full power and authority from the beneficiaries, partners or directors of the entity named below to execute this Subscription Agreement on behalf of the entity and to make the representations and warranties made herein on their behalf and that investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity.

Dated: , 2007

(Print Name of Entity)

By:

(Print Name and Capacity) (Signature of authorized trustee, partner, or corporate officer)